                                                                   EXHIBIT 10.20





                               ORBCOMM USA, L.P.

                               RESELLER AGREEMENT

                                      WITH

                          ORBITAL SCIENCES CORPORATION
                                   ITS GROUP

                               TABLE OF CONTENTS

SECTION 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 2 - NON-EXCLUSIVE LICENSE . . . . . . . . . . . . . . . . . . . . .  3
SECTION 3 - TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 4 - RESPONSIBILITIES OF RESELLER  . . . . . . . . . . . . . . . . .  4
SECTION 5 - RESPONSIBILITIES OF ORBCOMM USA . . . . . . . . . . . . . . . .  8
SECTION 6 - TRADE NAME, TRADEMARKS, AND OTHER RIGHTS AND INTERESTS  . . . .  8
SECTION 7 - NON-COMPETITION . . . . . . . . . . . . . . . . . . . . . . . .  9
SECTION 8 - FEES AND PAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . 10
SECTION 9 - RESELLER REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . . 10
SECTION 10 - PROPRIETARY INFORMATION  . . . . . . . . . . . . . . . . . . . 10
SECTION 11 - RESTRICTIONS ON ACCESS . . . . . . . . . . . . . . . . . . . . 11
SECTION 12 - DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 13 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 14 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY . . . . . 13
SECTION 15 - DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 16 - TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 17 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . 15
EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
EXHIBIT D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                               ORBCOMM USA, L.P.

                               RESELLER AGREEMENT


This Reseller Agreement ("Agreement") is entered into this ___ day of January, 1997 by and between ORBCOMM USA, L.P., a Delaware limited partnership ("ORBCOMM USA"), with its offices located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and ORBITAL SCIENCES CORPORATION ITS GROUP, a Delaware corporation ("Reseller"), with its offices located at 20301 Century Boulevard, Germantown, Maryland 20874.

                              W I T N E S S E T H:

        WHEREAS, ORBCOMM USA and its affiliates intend to operate a system to provide low-Earth orbit satellite mobile message and data communications and position determination service throughout the world; and

        WHEREAS, Reseller desires to market and to sell access to and use of such system in accordance with the terms of this Agreement;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1 - DEFINITIONS

        (a) "Actual Billing Cycle Amount" shall mean the sum of (i) the activation charges for new Subscribers incurred in the previous monthly billing cycle, (ii) the access charges for new Subscribers incurred during the previous monthly billing cycle pro rated for such cycle and the access charges for all current Subscribers for the succeeding monthly billing cycle and (iii) actual Subscriber usage charges incurred during the preceding monthly billing cycle, calculated using the prices set forth in the ORBCOMM USA Reseller Pricing Rate Schedule.

        (b) "Affiliate" shall mean, with respect to any Person (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person or (ii) any Person that is controlled by or is under common control with a controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        (c) "Agent" shall mean a Person who is an independent business separate from Reseller that is authorized by contract with Reseller to solicit customers and Subscribers on Reseller's behalf for ORBCOMM Products and Services, provided that such Agent shall have been approved in advance in writing by ORBCOMM USA.

        (d) "Facilities" shall mean the satellites, ground segment equipment, network control equipment, gateway earth stations and other equipment comprising the ORBCOMM System.

        (e) "FCC" shall mean the United States Federal Communications Commission or any successor agency thereto.

        (f) "Governmental Authority" shall have the meaning assigned thereto in Section 4(c) hereof.

        (g) "Multinational Account" shall mean an account pursuant to which a customer who may be a reseller or other intermediary or an end-user, access the ORBCOMM System, using some or all of its Subscriber Communicators, in more than one territory; such Subscriber Communicators may be permanently located in one specific territory, or they may be located in two or more territories and roam between such territories.

        (h) "ORBCOMM Global" shall mean the Delaware limited partnership formed pursuant to the Agreement of Limited Partnership of ORBCOMM Global, L.P.

        (i) "ORBCOMM Products and Services" shall mean products and services provided by ORBCOMM USA using the ORBCOMM System.

        (j) "ORBCOMM Reseller Operations Manual" shall mean the document attached hereto as Exhibit B, as such document may be amended or modified from time to time by ORBCOMM USA.

        (k) "ORBCOMM System" shall mean the low-Earth orbit two-way message and data communications and position determination system developed, built, launched and operated by ORBCOMM Global or any successors and assigns thereof.

        (l) "ORBCOMM System Address" shall mean the unique subscriber communicator address or addresses assigned to a "Subscriber Communicator."

        (m) "ORBCOMM USA Reseller Pricing Rate Schedule" shall mean the ORBCOMM USA Reseller Pricing Rate Schedule, a current copy of which is attached hereto as Exhibit C and which may be amended by ORBCOMM USA upon 90 days prior written notice.

        (n) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

        (o) "Subagent" shall mean a Person who is an independent business separate from an Agent that is authorized by contract with the Agent to solicit customers and Subscribers on Reseller's behalf for ORBCOMM Products and Services, provided that such Subagent shall have been approved in advance in writing by ORBCOMM USA.

        (p) "Subscriber" shall mean a customer purchasing access to the ORBCOMM System from Reseller, provided that a customer purchasing access to the ORBCOMM System from an Agent or Subagent shall be deemed a Subscriber of Reseller.

        (q) "Subscriber Communicator" shall mean the equipment used by a remote Subscriber to provide access to the ORBCOMM System that has been "Type Approved" by or on behalf of ORBCOMM USA and to which a physical serial number, device control number, associated radio identification codes and ORBCOMM System Address have been assigned.

        (r) "Territory" shall mean the geographic or other market territory set forth as Exhibit A hereto.

        (s) "Type Approved" shall mean the approval for use with the ORBCOMM System granted by ORBCOMM Global for each model or type of candidate subscriber communicator based on ORBCOMM Global's determination that such type of candidate subscriber communicator meets the requirements of the specifications and successfully meets the testing requirements specified in each applicable subscriber communicator manufacturing agreement.


SECTION 2 - NON-EXCLUSIVE LICENSE

        (a) ORBCOMM USA hereby grants to Reseller a non-exclusive license to resell ORBCOMM Products and Services, either directly or through Agents, or Subagents, in the Territory in accordance with ORBCOMM USA standards as set forth in the ORBCOMM Reseller Operations Manual and all applicable laws, rules and regulations of any Governmental Authority.

        (b) Reseller may license Agents or Subagents to distribute ORBCOMM Products and Services under this Agreement, provided that:

                          (i) Reseller is responsible for the observance by its Agents and Subagents of all of the terms and conditions of this Agreement; and

                          (ii) Reseller is liable for all payments due to ORBCOMM USA for ORBCOMM Products and Services from Subscribers solicited by Reseller and Reseller's Agents and Subagents.

         (c) This Agreement only licenses the authorized use, promotion, and resale of ORBCOMM Products and Services within the Territory.


SECTION 3 - TERM OF AGREEMENT

         Subject to Section 13 hereof, the term of this Agreement shall commence on the date hereof and continue for a period of one (1) year; provided that in the event Reseller enters into agreements with subscribers during the term of this Agreement, subject to Section 13, the term of this Agreement shall be coextensive with the completion of Reseller's obligations in such Subscriber Agreement; and provided further that Reseller shall not be entitled to enter into agreements with subscribers with terms longer than three years. Thereafter, this Agreement shall be renewed automatically for further terms of one (1) year each unless either party gives to the other written notice of termination at least sixty (60) days prior to the expiration of any such term.


SECTION 4 - RESPONSIBILITIES OF RESELLER

         (a) Reseller shall promote, solicit and market and use all reasonable efforts to secure and retain Subscribers for the ORBCOMM System in the Territory and shall maintain an adequate staff to perform such functions.

         (b) Any representations by Reseller concerning the ORBCOMM System shall be consistent with the ORBCOMM Reseller Operations Manual.

         (c) Reseller shall employ the highest standards of business conduct in the performance of its obligations hereunder and shall not do anything that would tend to discredit, dishonor, reflect adversely on or injure the reputation of ORBCOMM USA, ORBCOMM Products and Services, the ORBCOMM System, Reseller, or any Agent or Subagent of Reseller. Reseller shall comply with all applicable laws, rules and regulations of any United States or foreign Federal, state or local governmental agency or authority ("Governmental Authority") in the performance of its obligations hereunder.

         (d) Reseller shall provide adequate support and training to its Agents, Subagents and Subscribers with respect to the use and operation of the ORBCOMM System.

         (e) Reseller shall be solely responsible for (i) billings to and collections from its Subscribers and (ii) all amounts due to ORBCOMM USA under
Section 8 in accordance with invoices rendered by ORBCOMM USA with respect to any ORBCOMM System Address assigned to a Subscriber until twenty-four (24) hours after receipt by ORBCOMM USA of written notice from Reseller to disconnect any such ORBCOMM System Address.

         (f) As between ORBCOMM USA and Reseller, Reseller shall be responsible for ensuring that only Type Approved Subscriber Communicators are sold or otherwise distributed by it or its Agents or Subagents and that all Subscriber Communicators sold or otherwise distributed by it or its Agents or Subagents and used by its Subscribers in connection with the ORBCOMM System and each Subscriber's use thereof at all times meets the regulatory requirements of the FCC and any other applicable Governmental Authority. In the event any Subscriber Communicator does not meet the regulatory requirements of the FCC or any other applicable Governmental Authority, Reseller shall immediately remove all non-conforming Subscriber Communicators from the ORBCOMM System and ORBCOMM USA shall have the right to terminate immediately without notice such Subscriber Communicator's access to the ORBCOMM System.

        (g) Reseller shall provide at its cost an adequate staff to respond to customer inquiries relating to billing, Subscriber Communicators and related software and operation of the ORBCOMM System. Reseller shall diligently investigate any complaints from Subscribers relating to the operation of the ORBCOMM System, and shall promptly report in writing to ORBCOMM USA any such complaints only after Reseller has confirmed that such complaint is based on a reason other than the misuse or malfunctioning of Subscriber's equipment or the failure of such equipment to meet technical standards for compatibility with the ORBCOMM System. To accomplish the foregoing, Reseller shall maintain, at its own cost and expense, adequate staff and equipment to test Subscriber's equipment to verify the cause of any complaints received by Reseller relating to the ORBCOMM System. In the event Reseller fails to perform its obligations set forth in this Section 4(g), ORBCOMM USA may at its sole discretion charge the Reseller a maintenance or service charge for the performance by ORBCOMM USA of such obligations, the amount of such charge to be in accordance with the ORBCOMM USA Reseller Pricing Rate Schedule.

        (h) Reseller shall, and shall cause each of its Agents or Subagents, to enter into a contract with each of its Subscribers, which contract shall include, at a minimum, the following language (and any other language that ORBCOMM USA, on a prospective basis, may from time to time reasonably require the Reseller or Reseller's Agents or Subagents to include);

                          (i) Subscriber shall not have and shall not acquire any proprietary interest in the ORBCOMM System Address or any other numbers or codes associated with or allocated to a Subscriber Communicator.

                          (ii) NONE OF ORBCOMM USA, ANY AFFILIATES OF ORBCOMM USA OR THE RESELLER HAS MADE, OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM OR THE ORBCOMM PRODUCTS AND SERVICES. ORBCOMM USA, ANY AFFILIATES OF ORBCOMM USA AND THE RESELLER EXPRESSLY DISCLAIMS WITH RESPECT TO SUBSCRIBER AND SUBSCRIBER EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES OF ORBCOMM USA, ANY AFFILIATES OF ORBCOMM USA OR RESELLER ARISING BY LAW OR OTHERWISE, WITH RESPECT TO INCLUDING, BUT NOT LIMITED TO: (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM OR ORBCOMM PRODUCTS AND SERVICES; AND
         (D) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM USA, ANY AFFILIATE OF ORBCOMM USA OR RESELLER.

                          (iii) Subscriber acknowledges and understands that it shall bear all responsibility, risk and cost associated with developing and maintaining its respective business, and none of the ORBCOMM Entities shall be liable to Subscriber for costs or damages caused by any schedule delays, failure or impaired performance of the ORBCOMM System or any component thereof..

                          (iv) Subscriber acknowledges that ORBCOMM USA shall supply the service that is the subject of this Agreement on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. The parties agree that ORBCOMM USA, its affiliates and Reseller shall not be liable to Subscriber for any losses or damages arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communication line failure, theft or destruction or unauthorized access to, alteration of, or use of records, associated with the ORBCOMM System or ORBCOMM Products and Services, whether for breach of contract, tortious behavior, negligence, or under any other cause of action.

                          (v) IN NO EVENT SHALL ORBCOMM USA, ITS AFFILIATES OR RESELLER HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE SUBSCRIBER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. In addition, in no event shall any liability of ORBCOMM USA or Reseller exceed an amount equivalent to the proportionate charge to Subscriber for the period of the service disruption or the amount of one thousand U.S. dollars ($1,000.00), whichever is less.

                          (vi) Use of the ORBCOMM System outside the United States has not yet been authorized by the applicable foreign Governmental Authorities. Until such time as all necessary permits, approvals and authorizations to do so have been received from such foreign Governmental Authorities and an appropriate agreement has been executed with the service licensee for such territory, use of the ORBCOMM System outside the United States is not authorized.

         (i) In all advertising and promotional materials for the Territory, Reseller shall identify the ORBCOMM System and the ORBCOMM Products and Services as being provided by ORBCOMM USA. All advertising and promotional materials that contain references to the ORBCOMM System or ORBCOMM USA shall be in accordance with the ORBCOMM Identity Manual attached hereto as Exhibit D (the "ORBCOMM Identity Manual"). Reseller shall be required to obtain the prior written consent of ORBCOMM USA for all such advertising and promotional materials, provided that if the Reseller complies with the terms of the ORBCOMM Identity Manual with respect to references to the ORBCOMM System, the ORBCOMM Products and Services or ORBCOMM USA, the advance written approval of ORBCOMM USA shall not be required. Any use of the word "ORBCOMM" or the phrase "ORB" combined with any other word or phrase for a logo, trademark, service mark or trade name shall also require the prior written approval of ORBCOMM USA; provided that ORBCOMM USA acknowledges that Reseller uses and shall be entitled to use the trademarks/service marks "ORBCAD" and "ORBTRAC".

         (j) Reseller shall maintain a sufficient inventory of Subscriber Communicators for the ORBCOMM System in good working order for purposes of spares, demonstration and new account sales. Reseller shall work directly with the providers of the Subscriber Communicators to ensure that Subscriber Communicators in need of repair shall be promptly exchanged or repaired.

         (k) Reseller shall promptly notify ORBCOMM USA, in a manner prescribed by ORBCOMM USA in the ORBCOMM Reseller Operations Manual, of each Subscriber addition, ORBCOMM System Address change or Subscriber deletion from the ORBCOMM System.

         (l) Reseller shall not abuse or fraudulently use the ORBCOMM System in violation of Section 11 hereof.

         (m) Reseller shall promptly investigate all instances of questionable subscriber high usage (exceeding a predicted normal usage) after receipt of notification from ORBCOMM USA that such subscriber usage has exceeded normal historic trends. Such findings shall be reported immediately to ORBCOMM USA for evaluation.

         (n) During the term of this Agreement, Reseller shall be responsible for all federal, state, or local licenses, permits, or clearances that may be required in connection with the performance of its obligations hereunder.

         (o) Except in connection with a Multinational Account, Reseller shall not (i) submit for activation of ORBCOMM service Subscriber Communicators, the billing address for which is outside the United States or
(ii) solicit any third party, establish an office outside the United States for the purpose of soliciting any third party or accept unsolicited offers from any third party that will use Subscriber Communicators with the ORBCOMM System, if such use will occur primarily in the territory (other than Canada) of any one other ORBCOMM System service licensee. In the event Reseller wishes to have ORBCOMM USA activate ORBCOMM service for a Subscriber that will use Subscriber Communicator(s) in the United States and in other countries, Reseller shall contact ORBCOMM USA and request that ORBCOMM USA use all commercially reasonable efforts to establish a Multinational Account with the ORBCOMM System licensee in such other country or territory. During the term of this Agreement, on the anniversary date of the execution of this Agreement, Reseller shall provide ORBCOMM USA with an officer's certificate certifying to its compliance with the terms of this Section 4(o).

         (p) Reseller shall not withhold service from qualified customers that have purchased Subscriber Communicators from sources other than Reseller ("Other Subscriber Communicators") provided that such customers meet Reseller's standard credit criteria and sign up to Reseller's standard terms and conditions applicable to customers who purchase Other Subscriber Communicators.

         (q) Prior to implementation, Reseller shall provide to ORBCOMM USA for the purpose of performing certification testing, which shall be in accordance with the ORBCOMM Applications Developers Handbook (the "Applications Handbook"), which was previously provided to Reseller, a copy of all application code object code Reseller or its Agents or Subagents intend to use in connection with the ORBCOMM System. After initial certification by ORBCOMM USA, Reseller shall at all times ensure that such applications software remains certified in accordance with the Applications Handbook.


SECTION 5 - RESPONSIBILITIES OF ORBCOMM USA

         (a) ORBCOMM USA shall provide to Reseller and to its Subscribers access to the ORBCOMM System and, subject to the terms of the Section 14 hereof, shall use its good faith efforts to provide continuous network service.

         (b) ORBCOMM USA shall establish standards for its service marks, trademarks and trade names, as contained in the ORBCOMM Identity Manual, for all advertising, promotional and Subscriber training materials to be used or distributed by Reseller or its Agents or Subagents that relate to ORBCOMM USA, the ORBCOMM System or any ORBCOMM Products and Services.

         (c) Subject to the provisions of Section 14(b)(i), ORBCOMM USA shall maintain all licenses necessary or required by the FCC or any other Governmental Authority for ORBCOMM USA to provide ORBCOMM Products and Services in the United States.

         (d) Upon receipt of the notice referred to in Section 4(k) hereof, ORBCOMM USA shall perform the action requested within three (3) business days.

         (e) ORBCOMM USA shall provide to Reseller on a timely basis raw usage data setting forth its Subscriber's use of the ORBCOMM System so that the Reseller may bill its Subscribers.

         (f) Upon receipt of a request described in Section 4(o), ORBCOMM USA shall attempt to establish a Multinational Account with the appropriate ORBCOMM System licensee.

         (g) ORBCOMM USA shall review all application software object code provided by Reseller pursuant to Section 4(q) within thirty (30) days of receipt in accordance with the procedures set forth in the Applications Handbook.

         (h) ORBCOMM USA shall provide Reseller with reasonable applications engineering and technical support in the development and certification of Reseller's application for the Territory.


SECTION 6 - TRADE NAME, TRADEMARKS, AND OTHER RIGHTS AND INTERESTS

         (a) Both parties agree and acknowledge that "ORBCOMM" and all related designs are service marks, trademarks and a trade name that are owned by ORBCOMM Global, Orbital Communications Corporation, or any of their Affiliates. ORBCOMM USA hereby grants to Reseller and its Agents and Subagents the right to use such service marks and all related designs, trademarks and trade names in the Territory solely in connection with activities authorized under this Agreement and in furtherance of the purposes of this Agreement, provided that such rights to use the ORBCOMM name and all related designs shall terminate immediately and without further action upon the termination or expiration of this Agreement. Reseller and its Agents and

Subagents shall use such service marks, trademarks and trade names in all of their printed and electronic media material that refer to ORBCOMM USA, the ORBCOMM System or ORBCOMM Products and Services either directly or indirectly, and all such use shall (i) conform to all ORBCOMM USA requirements for use of its service marks, trademarks, trade names and designs including registry and trademark symbols set forth in the ORBCOMM Identity Manual, and (ii) identify ORBCOMM Products and Services as products and services of ORBCOMM USA and/or its Affiliates, as the case may be.

         (b) Reseller shall cooperate with ORBCOMM USA in providing support and any information that may be required in defense of ORBCOMM service marks, trademarks, trade names, designs or patents as a result of their use by Reseller pursuant to this Agreement.

         (c) ORBCOMM USA reserves the right to revoke the license to use its service marks, trademarks or trade names or designs if in its sole discretion it determines that the Reseller or its Agents or Subagents has improperly used such material.

         (d) Reseller and its Agents and Subagents agree not (i) to engage in any activities or commit any acts, directly or indirectly, that may contest, dispute or otherwise impair such right, title and interest or (ii) to re-license use of ORBCOMM USA's service marks, trademarks or trade names to any other Person, other than with respect to Reseller its Agents or Subagents without the express written consent of ORBCOMM USA. After the expiration or termination of this Agreement, Reseller and its Agents and Subagents agree not to register or use any service marks, trademarks or trade names that are the same as, or confusingly similar to, service marks, trademarks or trade names of ORBCOMM USA or any Affiliate of ORBCOMM USA. Reseller and its Agents and Subagents agree to promptly return to ORBCOMM USA all such material or to destroy it upon express instructions from ORBCOMM USA.


SECTION 7 - NON-COMPETITION

         During the term of this Agreement and for a period not less than two
(2) years after the termination or expiration thereof, except if such termination is caused by the default of ORBCOMM USA as provided in Section 12 hereof, Reseller shall not directly or indirectly, and shall cause its Affiliates not to directly or indirectly, engage in or invest in, or be an owner, officer, director, partner, five (5%) percent or more shareholder, or employee of, or a consultant to or for, any operation, venture or business that conducts or resells any wireless, two-way, low-Earth orbit, non-geostationary, non-voice, mobile satellite communications or messaging services using radio frequencies below 1GHz that are or will be in competition with ORBCOMM USA. Reseller shall require its Agents and Subagents to execute a non-competition agreement substantially identical to the foregoing and Reseller agrees to terminate its relationship with such Agent or Subagent in the event such Agent or Subagent, as the case may be, violates the terms of such non-competition agreement.


SECTION 8 - FEES AND PAYMENT TERMS

         (a) During the term of this Agreement, Reseller shall pay to ORBCOMM USA for each monthly billing cycle the Actual Billing Cycle Amount for such monthly billing cycle. Notwithstanding the foregoing, prices charged by Reseller to its Subscribers for ORBCOMM Products and Services shall be determined solely by Reseller.

         (b) ORBCOMM USA reserves the right to require Reseller to make a cash deposit or to supply ORBCOMM USA with an irrevocable standby letter of credit in favor of ORBCOMM USA issued by a bank acceptable to ORBCOMM USA, based on ORBCOMM USA's review of Reseller's credit worthiness.

         (c) Payment of any invoice shall be made by Reseller thirty (30) days from date of invoice, payable in U.S. dollars by check or wire transfer in accordance with ORBCOMM USA's written instructions. Payments must be received by the due date to be considered paid on time.


SECTION 9 - RESELLER REPRESENTATIONS, WARRANTIES AND COVENANTS

         (a) Reseller represents and warrants to ORBCOMM USA that (i) Reseller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) the execution, delivery and performance of this Agreement by Reseller have been duly authorized by all necessary action on the part of Reseller, (iii) this Agreement has been duly executed and delivered by Reseller and constitutes a legally valid and binding obligation of Reseller, enforceable against Reseller in accordance with its terms, (iv) Reseller has and shall have all licenses, permits and other authorizations from all Governmental Authorities necessary for Reseller to perform its obligations under this Agreement, (v) Reseller shall not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, non-disclosure or any other statutory or common law rights of any third party in the performance of its obligations under this Agreement and (vi) Reseller is reselling ORBCOMM Products and Services to third parties and has provided ORBCOMM USA with a copy of a valid resale tax certificate, and accordingly, ORBCOMM USA is not required to collect from Reseller any sales, use, excise or other similar tax on ORBCOMM Products and Services provided by ORBCOMM USA to Reseller.

         (b) Reseller agrees to indemnify and hold harmless ORBCOMM USA and its Affiliates, officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with Reseller's breach of any representations, warranties, covenants or agreements contained herein.


SECTION 10 - PROPRIETARY INFORMATION

         The parties acknowledge the execution of the Proprietary Information and Non-Competition Agreement dated as of June 30, 1993 among ORBCOMM Global, L.P. (formerly known as ORBCOMM Development Partners, L.P.), ORBCOMM USA, L.P. (formerly known as ORBCOMM U.S. Partners, L.P.), ORBCOMM International Partners, L.P., Orbital Sciences Corporation, Teleglobe Inc. and Teleglobe Mobile Partners, and agree to observe the provisions thereof.


SECTION 11 - RESTRICTIONS ON ACCESS

         (a) Access to the ORBCOMM System is furnished subject to the condition that there be no abuse or fraudulent use of the ORBCOMM System by the Reseller or its Agents or Subagents or their Subscribers. The Reseller shall not abuse or fraudulently use the ORBCOMM System and shall take any and all steps necessary to control and prevent abuse or fraudulent use of the ORBCOMM System by its Agents, Subagents or Subscribers. Abuse and fraudulent use of the ORBCOMM System includes, but is not limited to:

                          (i) Attempting or assisting another Person (A) to access, alter or interfere with the communications and/or information of a Subscriber by rearranging, tampering or making an unauthorized connection with any Facilities of ORBCOMM USA or (B) to use any scheme, false representation or false credit device, with the intent to avoid payment for, in whole or in part, ORBCOMM Products and Services;

                          (ii) Using the ORBCOMM System in such a manner so as to interfere unreasonably with the use of the ORBCOMM System by subscribers; or

                          (iii)   Using the ORBCOMM System to convey
         information that is deemed to be, in ORBCOMM USA's sole judgment, obscene, salacious or prurient, or to convey information of an unlawful nature or in an unlawful manner.

         (b) ORBCOMM USA may, by written notice to Reseller, require Reseller to cancel the right to use the ORBCOMM System of any Subscriber determined by ORBCOMM USA or Reseller to be abusing or fraudulently using the ORBCOMM System within fifteen (15) days of receipt by Reseller of such notice. Notwithstanding the foregoing, if any Agent, Subagent or Subscriber is abusing or fraudulently using the ORBCOMM System as specified in Section 11(a)(iii), Reseller shall immediately cancel such Agent's, Subagent's or Subscriber's access to the ORBCOMM System.

         (c) The parties understand and acknowledge that from time to time one or more resellers or subscribers may deliberately interfere with the operation of the ORBCOMM System in such a way as to impair the quality of service provided by ORBCOMM USA to its other resellers and subscribers. Accordingly, in order to maintain the quality of service for all users of the ORBCOMM System upon discovery of, or upon reasonable suspicion of any such deliberate interference or abuse by a reseller or subscriber ORBCOMM USA shall have the right to discontinue service to such reseller or subscriber who is the offending party.

         (d) Reseller shall notify its Subscribers regarding the foregoing restrictions on fraudulent use, deliberate interference, and abuse.


SECTION 12 - DEFAULT

         The following events shall constitute events of default ("Events of Default") under this Agreement:

                          (a) Reseller shall fail to observe or perform any of its covenants or agreements contained in the second sentence of each of Section 4(f) or Section 11(b) or the Reseller shall abuse or fraudulently use the ORBCOMM System in violation of Section 11(a)(iii);

                          (b) A party shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than as specified in Section 12(a) or Section 12(e)) or in any other agreement or document executed pursuant hereto and such failure remains uncured for a period of thirty (30) days after receipt by the breaching party of written notice of such failure;

                          (c) Any representation or warranty of Reseller contained in this Agreement shall prove to be false or misleading in any material respect;

                          (d) (i) A party shall (A) make an assignment for the benefit of creditors, (B) file a petition in bankruptcy, (C) be adjudicated insolvent or bankrupt, (D) petition or apply to any tribunal for any receiver or for any trustee for it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or (ii) a party shall have commenced against it any such proceeding or an order for relief shall be entered that remains undismissed for a period of sixty (60) days, such party by any act indicates its consent to, approval of, or acquiescence in, any such proceeding, order for relief or the appointment of any receiver of or any trustee for it or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or

                          (e) The Reseller fails to pay any amount to ORBCOMM USA when due if such failure shall continue unremedied for a period of ten (10) days after Reseller's receipt of notice thereof from ORBCOMM USA.


SECTION 13 - TERMINATION

         (a) Upon the occurrence of an Event of Default, the party not in default shall have the right to terminate this Agreement immediately, provided that the covenants, agreements and obligations specified in Sections 6(d), 7, 8, 9(b), 10, 13, 14, 15 and 17(d) shall survive the termination of this Agreement as specified herein.

         (b)     Upon termination of this Agreement by ORBCOMM USA pursuant to
Section 13(a), ORBCOMM USA shall be entitled to contact each Subscriber for the purpose of advising such Subscribers as to how such Subscribers may maintain access to the ORBCOMM System after termination of this Agreement. In such event or upon expiration of this Agreement, Reseller (i) shall cooperate with ORBCOMM USA to enable all Subscribers to continue to have access to the ORBCOMM System with minimal disruption, including, but not limited to, arranging for another reseller or ORBCOMM USA to provide ORBCOMM Products and Services to such Subscriber or (ii) shall promptly provide ORBCOMM USA with sufficient information on Reseller's Subscribers so that ORBCOMM USA can arrange for the provision of ORBCOMM Products and Services to such Subscribers, provided that ORBCOMM USA shall be under no obligation (A) to ensure that any such Subscriber is able to continue to have access to the ORBCOMM System or (B) to arrange for any transfer of equipment owned or leased by Reseller.

         (c)     In the event ORBCOMM USA terminates this Agreement pursuant to
Section 13(a), without incurring any liability to the Reseller or its Agents, Subagents or Subscribers, ORBCOMM USA may terminate or temporarily discontinue furnishing service to Reseller. Reseller shall indemnify and hold harmless ORBCOMM USA from any such liability for such termination or temporary discontinuation of service to Reseller's Agents, Subagents or Subscribers.

         (d) Subject to Section 14, termination of this Agreement by the party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such party shall have by law.

         (e) After termination of this Agreement, Reseller shall remain solely responsible for its obligations to its Subscribers existing immediately prior to termination

         (f) Upon the giving or receiving of any notice of termination, ORBCOMM USA shall be entitled to, without liability, cancel any previously accepted orders for ORBCOMM System Address that have not yet been connected.

         (g) Upon termination, Reseller shall return promptly all ORBCOMM property, including manuals and equipment other than equipment that has been paid for in full by Reseller.

SECTION 14 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         (a)     Disclaimer of Warranties.

         (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NONE OF ORBCOMM USA OR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM OR THE ORBCOMM PRODUCTS AND SERVICES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ORBCOMM USA AND ITS AFFILIATES EXPRESSLY DISCLAIM WITH RESPECT TO RESELLER AND ITS AGENTS, SUBAGENTS, AND SUBSCRIBERS, AND RESELLER (ON ITS OWN BEHALF AND ON BEHALF OF ITS AGENTS, SUBAGENTS, AND SUBSCRIBERS) HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES OF ORBCOMM USA AND ITS AFFILIATES ARISING BY LAW OR OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO:
(A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM OR ORBCOMM PRODUCTS AND SERVICES; AND (D) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM USA.

         (ii) Reseller shall ensure that all of its Agents and Subagents agree to the foregoing waiver of rights and claims as well as those set forth in Section 14(b)(i) as a precondition to use the ORBCOMM System.

         (b)     Limitation of Liability.

         (i) Each of the parties acknowledges and understands that (A) the ORBCOMM System may be operated under licenses granted by the FCC; (B) one of the conditions to the use of such licenses is non-interference with other users of the frequency bands covered by such licenses; (C) at any time and for any reason, the FCC may revoke, terminate or render unusable any or all of the licenses granted to Orbital Communications Corporation for use in connection with the ORBCOMM System; and (D) the ORBCOMM System is an untested, new business venture involving a new satellite system design and entails a high degree of risk of delay in or cancellation of deployment, launch vehicle, satellite and other equipment or software failure or impaired performance and there can be no assurance that the ORBCOMM System will be an economically viable system even if successfully deployed. IF ANY OF THE EVENTS ENUMERATED IN THIS SECTION 14(b)(i) SHALL OCCUR, NEITHER ORBCOMM USA NOR RESELLER SHALL BE LIABLE TO THE OTHER FOR ANY DIRECT, INDIRECT, OR CONSEQUENTIAL DAMAGES, LOSSES, LIABILITIES, CLAIMS, COSTS OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, ANY ECONOMIC LOSS OR OTHER LOSS OF PROFITS, BUSINESS OR GOODWILL.

         (ii) Reseller acknowledges that ORBCOMM USA shall supply the service that is the subject of this Agreement on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. The parties agree that ORBCOMM USA and its Affiliates shall not be liable to Reseller or any of its Agents, Subagents and Subscribers for any losses or damages arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, theft or destruction or unauthorized access to, alteration of, or use of records, associated with the ORBCOMM System or ORBCOMM Products and Services, whether for breach of contract, tortious behavior, negligence, or under any other cause of action.

         (iii) Neither ORBCOMM USA nor any of its Affiliates shall be liable for any act or omission of Reseller or any other Person furnishing equipment, products or services to Reseller or its Agents, Subagents or Subscribers, nor shall ORBCOMM USA or any of its Affiliates be liable for any damages or losses due to the fault or negligence of Reseller or its Agents, Subagents or Subscribers or the failure of such equipment, products or services.

         (iv) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE OTHER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. In addition, in no event shall any liability of ORBCOMM USA or its Affiliates exceed an amount equivalent to the proportionate charge to Reseller for the period of the service disruption or the amount of ten thousand U.S. dollars ($10,000), whichever is less.


SECTION 15 - DISPUTE RESOLUTION

         Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by final and binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Such arbitration shall take place in Washington, D.C. before a panel of three (3) neutral arbitrators selected pursuant to such Rules. The arbitrators' award shall include an allocation of arbitration fees, expenses, and compensation, and may include an award to the prevailing party of its attorney's fees, costs, and expenses in connection with the arbitration. A judgment on the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction thereof, each party hereby consenting to the jurisdiction of such court over it and waiving, to the fullest extent permitted by law, any defense or objection relating to in personam jurisdiction, subject matter jurisdiction, venue, or convenience of the forum. All matters arising in any action to enforce an arbitral award shall be determined in accordance with the law and practice of the forum court.

SECTION 16 - TAXES

         Reseller shall be responsible for the payment of all federal, state, and local taxes, including but not limited to sales, use, gross receipts, and excise taxes, that arise from the performance of its duties under this Agreement, including all taxes owed by or collected from its Subscribers.

SECTION 17 - MISCELLANEOUS

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answer back received), one (1) business day after being sent by express or courier mail, or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):

                 ORBCOMM USA:

                          ORBCOMM USA, L.P.
                          21700 Atlantic Boulevard
                          Dulles, VA 20166
                          Attention:   Vice President and General Counsel
                          Facsimile:   (703) 404-8012

                 RESELLER:

                          Orbital Sciences Corporation ITS Group
                          20301 Century Boulevard
                          Germantown, Maryland 20874
                          Attention:    Joan Deoul, Contracts Manager, ITS Group
                          Facsimile:    (301) 428-6466

         (b) Binding Effect; Assignment. This Agreement shall be binding upon the parties and their permitted successors and assigns. Neither this Agreement nor any interests or obligations hereunder, including, but not limited to, Reseller's Subscriber accounts, shall be assigned or transferred (by operation of law or otherwise) to any Person without the prior written consent of the other party; provided that ORBCOMM USA may assign this Agreement without the prior consent of Reseller to any Person acquiring all or substantially all of the assets of ORBCOMM USA whether by purchase, merger, acquisition of shares, or any other means.

         (c) Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Reseller and ORBCOMM USA and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

         (d) Governing Law. The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions hereof. Neither party may bring any action for a claim under this Agreement later than one (1) year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one (1) year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

         (e) Waiver. It is understood and agreed that no failure or delay by either ORBCOMM USA or Reseller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         (f) Severability. If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

         (g) Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (h) Costs and Expenses. Except as otherwise specifically provided herein, each party shall bear all costs and expenses incurred in the performance by it of its obligations hereunder.

         (i) Other Resellers. Reseller acknowledges and agrees that ORBCOMM USA may market ORBCOMM Products and Services through other resellers and directly to Subscribers for its own account and that Subscribers of Reseller may wish to obtain ORBCOMM Products and Services directly from ORBCOMM USA or through other resellers.

         (j) Independent Parties. Each party is an independent contractor. Except as provided in this Agreement, neither party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other party. All sales by Reseller shall be in its own name and for its own account. No provision of this Agreement shall be construed as vesting in Reseller any control over or interest in the Facilities or operations of ORBCOMM USA or the ORBCOMM System. Reseller shall not represent itself as a federal or state certified licensee of the ORBCOMM System.

         (k) Tariffs. In the event that any ORBCOMM Products and Services or the charges made therefore are currently subject, or at any time become subject to any federal, state or local regulation or tariff, then the terms and conditions of this Agreement, including the prices set forth in the ORBCOMM USA Reseller Pricing Rate Schedule, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff.
All non-conflicting terms and conditions of this Agreement shall remain valid and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 ORBCOMM USA, L.P.


                                 By:
                                    --------------------------------
                                 Name:    Alan L. Parker
                                 Title:   President



                                 ORBITAL SCIENCES CORPORATION ITS GROUP


                                 By:
                                    --------------------------------
                                 Name:     Joan Deoul
                                 Title:    Contracts Manager, ITS Group

                                   EXHIBIT A
                              AUTHORIZED TERRITORY

The Reseller is granted the non-exclusive right to resell ORBCOMM Products and Services for Intelligent Transportation System monitoring, tracking and messaging applications to Federal, State and local Government accounts. Excluded from this territory definition is the right to resell ORBCOMM Products and Services (a) to for hire U.S.-based truckload and less-than truckload motor carriers, (b) for barge tracking and monitoring applications on the inland waters of the United States, and (c) to United States-based rail companies for the specific purposes of monitoring rail cars used exclusively for the transportation of automobiles and trucks.

                                   EXHIBIT B
                           RESELLER OPERATIONS MANUAL




TO FOLLOW.

                                   EXHIBIT C
                   ORBCOMM USA RESELLER PRICING RATE SCHEDULE




ACCESS AND USAGE

                 Activation                      $35.00/Subscriber Communicator
                 Access and Usage                $15.00/Month/Subscriber Communicator
                 Globalgram                      $1.00/Message

                                   EXHIBIT D
                            ORBCOMM IDENTITY MANUAL


COPY ATTACHED.